 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2008

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4218 West Linebaugh Ave.
Tampa, FL 33624
(Address of principal executive offices) (zip code)

(813) 885-5998
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2008, OmniReliant Holdings, Inc. (the “Company”) entered into loan agreement (the “Purchase Agreement”) with ResponzeTV, PLC, a corporation incorporated under the laws of England and Wales (“RETV”) pursuant to which the Company purchased a 10% Promissory Note from RETV for an aggregate purchase price of $2,000,000 (the “Note”). The Note bears interest at 10% per annum and matures on June 21, 2008, forty-five days from the date of issuance (the “Maturity Date”).

On the Maturity Date, the Company, at its sole discretion, may either (i) apply the principal amount of the Note, and any interest accrued thereon, towards the purchase price of a strategic transaction entered into with the RETV for the acquisition of the capital stock and/or assets  of any of RETV’s subsidiaries and/or divisions (the “Strategic Transaction”) or (ii) convert the principal amount of the Note, and any interest accrued thereon, into (x) the Specified Number of New RETV Shares at a price of 25.75p per share plus (y) New RETV Warrants (the “New RETV Securities”). If the Company does not make any such express election, the Company will be deemed to have elected to convert the principal amount of the Note, and any accrued interest thereon, on the Maturity Date, in accordance with (ii) above. If the Company converts the Note in accordance with the provisions set forth above, the Company will hereby forgive RETV of its obligation to repay the principal amount of the Note and any interest accrued but unpaid thereunder and the Note shall become null and void as of the Maturity Date.

For purposes of the New RETV Securities, “New RETV Shares” means new ordinary shares of 16p par value in the capital of RETV, credited as fully paid up, “New RETV Warrants” means new unlisted warrants to subscribe for New RETV Shares which will be issued and granted to the Company pursuant to a warrant instrument in substantially the same form as the warrant instrument granted to the Company in October 2007, in the following manner: (x) warrants equal to the Specified Number, which shall be exercisable at 37p; (y) warrants equal to 50% of the Specified Number, which shall be exercisable at 50p; and (z) warrants equal to 50% of the Specified Number, which shall be exercisable at 100p. For purposes of this Section, “Specified Number” means the principal amount of the Note, and any interest accrued thereon, in Pounds Sterling (calculated at an agreed exchange rate of £1:US$1.98) divided by 25.75p (being the agreed price for each New RETV Share).

The full principal amount of the Note, along with any interest accrued thereon, is due upon a default under the terms of the Note.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	ResponseTV PLC 10% Promissory Note, in the name of OmniReliant Holdings, dated May 7, 2008
99.1	Loan Agreement, dated May 7, 2008, by and between OmniReliant Holdings, Inc. and ResponseTV PLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: May 13, 2008	By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer